UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF INDIANA
INDIANAPOLIS DIVISION

IN RE:	)	Chapter 11
)
Frankfort Tower Industries, Inc., et al.	)	Case No.: 03-17287
(f/k/a ROHN Industries, Inc., et al.),[1]	)	(Substantively Consolidated)
)
Debtors.	)

MOTION FOR APPROVAL OF COMPROMISE AND SETTLEMENT
WITH PLATINUM EQUITY LLC AND PFRANK LLC

Horace H. Ward, in his capacity as Disbursing Agent for the above captioned Debtors, (the "Disbursing Agent"), pursuant to Rule 9019(a) of the Federal Rules of Bankruptcy Procedure, respectfully submits this Motion for Approval of Compromise and Settlement with Platinum Equity LLC and PFrank LLC, and in support thereof states as follows:

Introductory Statement

Prior to the inception of the Debtors' Chapter 11 proceedings, the Debtors began the process of pursuing claims for breach of contract against Platinum Equity LLC and PFrank LLC (together, "Platinum"). The Debtors sought in excess of $20 Million Dollars as damages. The task of pursuing these claims has involved protracted and hard-fought litigation over the span of four years. The Debtors' and the Disbursing Agent's diligent efforts have lead to the settlement described herein which will produce a remarkable result for the Debtors' estates and yield approximately $12.3 Million Dollars net of attorneys fees and expenses. The settlement set forth herein should be approved by this Court pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure.

1 The Debtors are the following entities: Frankfort Tower Industries, Inc., Frankfort Tower Installation Services, Inc., Frankfort Tower Enclosures, Inc., Frankfort Tower, Inc., Frankfort Tower Products, Inc., Frankfort Tower Construction, Inc., formerly known as Rohn Industries, Inc., Rohn Installation Services, Inc., Rohn Enclosures, Inc., Rohn, Inc., Rohn Products, Inc., Rohn Construction, Inc.

Procedural History and Factual Background

1.  On September 16, 2003 (the "Petition Date"), the Debtors commenced their respective cases under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code").

2.  On November 23, 2004, the Court entered an Order [Docket No. 761] confirming the Debtors' Chapter 11 Plan of Liquidation, as Immaterially Modified (the "Plan").

3.  Pursuant to the Plan, Horace H. Ward was appointed as Disbursing Agent and vested with the power to pursue and liquidate claims for the benefit of the Debtors' estate. To date, priority and administrative claims have been paid in full and distributions to unsecured creditors have provided a 19% pro rata recovery on allowed unsecured claims. Based upon the Debtors' records relating to allowed claims, after taking into account claimants that capped their claims pursuant to prior Orders of this Court the principal balance of allowed and unpaid unsecured claims totals approximately $11,850,000.00.

4.  Pursuant to the Plan, the Disbursing Agent is authorized to compromise and settle claims on behalf of the Debtors' estates. Specifically, Section 6.2(d) of the Plan gives the Disbursing Agent the power to litigate or settle "any Claims or causes of action asserted by or against the Debtors, subject to approval from the Bankruptcy Court or approval and consent from the Committee …" See Plan, Section 6.2(d).

5.  This Motion is a "core proceeding" as defined in 28 U.S.C. § 157. The Court has jurisdiction over this proceeding and the parties and property affected by this Motion pursuant to 28 U.S.C. §§ 157 and 1334 and pursuant to the terms of the Plan.

Summary of Claims Against Platinum Equity LLC and PFrank LLC
and Settlement Terms

6.  The estate's claims against Platinum relate to a November 27, 2002 Asset Purchase Agreement between Platinum and the Debtors. Pursuant to the Asset Purchase Agreement, Platinum agreed to purchase substantially all of the Debtors' assets and businesses and assume certain of the Debtors' liabilities. The Asset Purchase Agreement was subject to limited termination rights in favor of Platinum, including the right to terminate if Platinum had "a reasonable basis in law and in fact" to conclude that as a result of the sale transaction it could incur "material liability for any asbestos-related claim" arising out of the activities of a predecessor entity to the Debtors.

7.  On December 26, 2002, Platinum purported to terminate the Asset Purchase Agreement based upon the above-described termination right. The Debtors contended that the termination was wrongful as it was without any reasonable basis in law or in fact.

8.  On or April 14, 2003, Rohn Industries, Inc., Rohn Construction, Inc., Rohn Products, Inc., Rohn de Mexico, S.A. de C.V., Rohn Servicious, S.A. de C.V., Rohn, Inc., and Rohn Installation Services, Inc. commenced an action against Platinum in the Superior Court of the State of Delaware in and for New Castle County (the “Delaware Superior Court”) seeking to recover all damages related to Platinum's alleged wrongful termination of the Asset Purchase Agreement.

9.  On November 22, 2005, the Delaware Superior Court found that Platinum had properly terminated the agreement because Platinum subjectively believed in good faith that it would incur a material asbestos-related liability.

10.  The Debtors appealed to the Supreme Court for the State of Delaware and, on October 27, 2006, the Supreme Court for the State of Delaware held that there was no objective basis in law or fact for Platinum's termination of the Asset Purchase Agreement and remanded the matter to the Delaware Superior Court to enter judgment in favor of the Company and against Platinum and then to make a determination as to damages.

11.  On July 25, 2007, the Delaware Superior Court entered judgment in the Debtors' favor in the amount of $20,531,478.00 plus post-judgment interest accruing thereafter until paid (the “Judgment”).

12.  On August 21, 2007, Platinum filed an appeal from the Judgment with the Supreme Court for the State of Delaware. The appeal filed by Platinum is pending and no decision by the Supreme Court for the State of Delaware has been rendered.

13.  Subsequent to Platinum's filing of the appeal, the Disbursing Agent and Platinum entered into arms-length negotiations regarding a potential settlement of the pending litigation and appeal. As a result of the parties' negotiations, the parties have reached an agreement to resolve their disputes and fully release each other of all claims, including the Judgment.

14.  The terms of the settlement between the parties are fully set forth in the Settlement Agreement attached hereto as Exhibit A. In summary, the parties have agreed as follows:

A)  Platinum shall pay $17,800,000.00 to the Debtors in full and final settlement and satisfaction of the Debtors' claims and the Judgment. The Debtors will further be entitled to interest on $17,800,000.00 from the date of establishment of an escrow account and approval of the settlement by this Court.

B)  Upon approval by this Court of the Settlement Agreement and the expiration of any appeal period therefrom or, should such an appeal be taken, then upon the dismissal of that appeal, Platinum has agreed to dismiss the appeal filed by Platinum.

C)  Upon the satisfaction of Platinum's payment obligations under the Settlement Agreement, Platinum and the Debtors release each other from any and all claims.

Request for Approval of Compromise and Settlement

15.  By this Motion, the Disbursing Agent seeks an Order approving the proposed compromise and settlement with Platinum pursuant to Bankruptcy Rule 9019.

16.  Bankruptcy Rule 9019(a) authorizes Bankruptcy Courts, after notice and hearing, to approve post-petition compromises and settlements of claims. Bankruptcy Courts have historically recognized that "[t]o minimize litigation and expedite the administration of a bankruptcy estate, '[c]ompromises' are favored in bankruptcy." Myers vs. Martin, (In Re Martin), 91 F.3d 389, 393 (3rd Cir. 1996). When considering whether to approve a settlement under Bankruptcy Rule 9019, a bankruptcy court must determine whether the proposed settlement is in the best interests of the estate. In Re Energy Co-Op. Inc., 886 F.2d 921, 927 (7th Cir. 1989).

17.  In this case, the compromise with Platinum has been negotiated in good faith and at arms-length by the parties after evaluating the merits of the claims, the defenses asserted, and the attendant risks and costs of the appeal filed by Platinum. Accordingly, the Disbursing Agent believes in the reasonable exercise of his business judgment that the compromise with Platinum is in the best interests of the Debtors' creditors and the Debtors' estate.

18.  The Disbursing Agent believes that the appeal filed by Platinum could take considerable time to resolve.

19.  The monetary difference between the settlement proposed herein and the Judgment is approximately $2,700,000.00. and thus, the settlement amounts to almost 87% of the Judgment. The Disbursing Agent believes that the risks of an adverse result on appeal, whether that be a reversal of the Judgment in full or a reversal of the Judgment in part, outweigh the potential benefits of pursuing the full amount of the Judgment on appeal.

20.  Net of the contingency fee of 30% due to Duane Morris LLP (the Debtors' counsel in the litigation) and expenses due of approximately $245,000.00, the settlement will result in funds to the estate of approximately $12,300,000.00. These funds will augment the cash currently held by the estate of approximately $1,400,000.00 - yielding a total of approximately $13,700,000.002.

21.  The Disbursing Agent believes that it is incumbent on the Disbursing Agent to ensure the recovery of this $12.3 Million Dollars for the estate rather than assuming the risk of an adverse result on appeal and the passage of time that would follow from further litigation. Creditors of the estate are entitled to be paid on account of their allowed claims and the Disbursing Agent believes that there is significant benefit to ensuring payment to such creditors sooner rather than later (or not at all).

22.  Under the Plan, the Disbursing Agent has authority to compromise and settle claims upon approval by the Committee or this Court. While counsel for the Committee has already approved the compromise and settlement, the Disbursing Agent believes that it is appropriate to file this Motion to approve the settlement in light of the size of the claim asserted by the Disbursing Agent and in order to provide notice of the settlement to all creditors and shareholders of the Debtors. Nothing contained herein shall act to limit or waive the Disbursing Agent's rights under the Plan to seek approval for compromises and settlements without seeking a formal Order from this Court.

2 The Debtors are unable to provide projections on what future distributions will be possible as a result of the settlement due to tax considerations, interest issues, and other issues that might impact amounts ultimately available for distribution.

WHEREFORE, the Disbursing Agent requests that the Court enter an Order, pursuant to Rule 9019(a) of the Federal Rules of Bankruptcy Procedure, approving the compromise and settlement with Platinum, as set forth in Exhibit A hereto, and granting all other appropriate relief under the circumstances.

Respectfully submitted,

ICE MILLER LLP

By:	/s/ Ben T. Caughey
Henry A. Efroymson Ben T. Caughey

ICE MILLER
One American Square
Suite 3100
Indianapolis, Indiana 46282-0002
(317) 236-2100

CERTIFICATE OF SERVICE

The undersigned hereby certifies that a copy of the foregoing has been deposited in the U.S. mail, first class postage prepaid, on the 25th day of October, 2007, addressed to:

Charles R. Wharton Office of the United States Trustee 101 West Ohio Street, Suite 1000 Indianapolis, Indiana 46204	Paul A. Patterson Michael J. Cordone Joel C. Trotter STRADLEY RONON STEVENS & YOUNG, LLP 2600 One Commerce Square Philadelphia, Pennsylvania 19103	T. Scott Leo John E. Sebastian LEO & WEBER, P.C. One North LaSalle Street, Suite 3600 Chicago, Illinois 60602

Robert J. Graves Michelle Morgan Harner Gus Kallergis Daniel B. Prieto JONES DAY 77 West Wacker, Suite 3500 Chicago, Illinois 60601	James H. Gordon Attorney at Law Fifth Third Center 21 East State Street, Suite 1700 Columbus, Ohio 43215	Gregg Battaglia Witt Industries, Inc. 4454 Steel Place Cincinnati, Ohio 45209

Kevin E. Irwin 1400 Provident Tower One East Fourth Street Cincinnati, Ohio 45202	Kevin S. Anderson ELLIOTT REIHNER SIEDZIKOWSKI & EGAN, P.C. Union Meeting Corporate Center V 925 Harvest Drive Blue Bell, Pennsylvania 19422	Michael R. Enright ROBINSON & COLE, LLP 280 Trumbull Street Hartford, Connecticut 06103

Elliott D. Levin RUBIN & LEVIN, P.C. 342 Massachusetts Avenue, Suite 500 Indianapolis, Indiana 46204	C. Daniel Motsinger Martha R. Lehman Robert S. Schein Mark R. Wenzel Matthew R. Strzynski KRIEG DEVAULT, LLP One Indiana Square, Suite 2800 Indianapolis, Indiana 46204-2079	David J. Harris 15 Public Square, Suite 310 Wilkes-Barre, Pennsylvania 18701-1703

Christopher S. Roberge ROBERGE & ROBERGE 9190 Priority Way West Drive, Suite 100 Indianapolis, Indiana 46240	Jeff Hall Bankruptcy Administration ISO Capital, Inc. 1738 Bass Road P.O. Box 13708 Macon, Georgia 31208-3708	Brian A. Lawton METZ LEWIS, LLC 11 Stanwix Street, 18th Floor Pittsburgh, Pennsylvania 15222

Marc Barreca PRESTON GATES & ELLIS, LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104-1158	Kenneth J. Cooper Office of the General Counsel Pension Benefit Guaranty Corporation 1200 K Street, N.W. Washington, DC 20005-4026	Edward M. King John S. Egan FROST BROWN TODD, LLC 400 West Market Street, 32nd Floor Louisville, Kentucky 40202-3368

Niraj R. Ganatra Associate General Counsel International Union, UAW 8000 East Jefferson Avenue Detroit, Michigan 48214	Michael W. Hile KATZ & KORIN, P.C. 334 North Senate Avenue Indianapolis, Indiana 46204-1708	Thomas Beeman 33 West 10th Street, Suite 200 Anderson, Indiana 46016-1564

Barbara K. Hamilton Sarah E. Pugh Rhonda E. Rosenblum BECKET & LEE, LLP P.O. Box 3001 Malvern, Pennsylvania 19355-0701	John J. Petr KROGER GARDIS & REGAS 111 Monument Circle, Suite 900 Indianapolis, Indiana 46204-5175	Jolene M. Wise Securities and Exchange Commission 175 West Jackson Boulevard, Suite 900 Chicago, Illinois 60604

Jerry C. Oldshue, Jr. ROSEN COOK SLEDGE DAVIS CADE & SHATTUCK, P.A. P.O. Box 2727 Tuscaloosa, Alabama 35403	John R. Knapp, Jr. CAIRNCROSS & HEMPELMANN, P.S. 524 2nd Avenue, Suite 500 Seattle, Washington 98104-2323
Michael A. Cox, Attorney General
Peggy A. Housner, Asst. Attorney General
Department of Attorney General
Revenue and Collections Division
G. Mennen Williams Building, 2nd Floor
P.O. Box 30754
Lansing, Michigan 48909

Gary E. Green William Kent Carter COSTON FIORETTI & LICHTMAN 407 South Dearborn Street, Suite 600 Chicago, Illinois 60605	Deborah S. Griffin HOLLAND & KNIGHT, LLP 10 St. James Avenue Boston, Massachusetts 02116	Tennessee Department of Revenue c/o Marvin E. Clements, Jr. Office of the Attorney General Bankruptcy Division P.O. Box 20207 Nashville, Tennessee 37202-0207

John E. Jacobs MADDIN HAUSER WARTELL ROTH & HELLER, PC Third Floor, Essex Center 28400 Northwestern Highway Southfield, Michigan 48034	Mark Browning Assistant Attorney General State of Texas Bankruptcy & Collections Division P.O. Box 12548 Austin, Texas 78711-2548	Catherine M. Frotten American Tower Corporation 116 Huntington Avenue, 11th Floor Boston, Massachusetts 02116

Jay Jaffe BAKER & DANIELS 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240	Alan K. Mills Wendy D. Brewer BARNES & THORNBURG 11 South Meridian Street Indianapolis, Indiana 46204	George G. Ponton Bradley K. Mohler PONTON & MOHLER 257 South Jackson Street Frankfort, Indiana 46041

Steven A. Ginther Special Assistant Attorney General Missouri Department of Revenue General Counsel’s Office 301 West High Street, Room 670 P.O. Box 475 Jefferson City, Missouri 65105-0475	Peter A. Draugeliz CORS & BASSETT, LLC 537 East Pete Rose Way, Suite 400 Cincinnati, Ohio 45202-3502	Edward B. Hopper, II STEWART & IRWIN, P.C. 251 East Ohio Street, Suite 1100 Indianapolis, Indiana 46204-2147

Christopher E. Baker HOSTETLER & KOWALIK, P.C. 101 West Ohio Street, Suite 2100 Indianapolis, Indiana 46204	Richard A. Fehling Carrie A. Leslie STEVENS & LEE 111 North 6th Street P.O. Box 679 Reading, Pennsylvania 19603-0679	Kenneth D. Haynes HAYNES & HAYNES, PC 1600 Woodmere Drive Birmingham, Alabama 35226

Neil Herskowitz Riverside Contracting, LLC P.O. Box 626 Planetarium Station New York, New York 10024-0540	Julia Blackwell Gelinas Jeffrey M. Boldt LOCKE REYNOLDS, LLP 201 North Illinois Street, Suite 1000 Indianapolis, Indiana 46244-0961	Paul T. Deignan Andrew T. Kight SOMMER BARNARD ATTORNEYS, PC One Indiana Square, Suite 3500 Indianapolis, Indiana 46204

Joe S. Dusenbury South Carolina Department of Revenue P.O. Box 125 Columbia, South Carolina 29214	Roland Hwang Michigan Attorney General Revenue & Collections Division G. Mennen Williams Building, 2nd Floor P.O. Box 30754 Lansing, Michigan 48909	SONNENSCHEIN NATH & ROSENTHAL 233 South Wacker Drive, Suite 8000 Chicago, Illinois 60606-6404

Mark Griffin State of Alabama Department of Revenue P.O. Box 320001 Montgomery, Alabama 36132-0001	Rosalie H. Lowery Illinois Revenue Litigation Bureau 500 South Second Street Springfield, Illinois 62706	Richard J. Swanson MACEY MACEY & SWANSON 445 North Pennsylvania Street, Suite 401 Indianapolis, Indiana 46204-1800

Jeffrey M. Hester William J. Tucker & Associates 429 North Pennsylvania Street, Suite 400 Indianapolis, Indiana 46204-1816	A. Allen Ramsey 201 20th Street South Birmingham, Alabama 35210	Carol Hansen Posegate POSEGATE and DENES, PC 111 North 6th Street, Suite 200 Springfield, Illinois 62701

Stewart Todd Hittinger Office of Chief Counsel Internal Revenue Service P.O. Box 44010 Stop CN 730 Indianapolis, Indiana 46244-0010	Jeffrey B. Rock HASSELBERG ROCK BELL & KUPPLER LLP Associated Bank Building, Suite 200 4600 North Brandywine Drive Peoria, Illinois 61614-5591	Kevin E. Irwin Michael L. Scheier Keating Muething & Klekamp PLL 1400 Provident Tower One East Fourth Street Cincinatti, OH 45202

/s/ Ben T. Caughey Ben T. Caughey

ICE MILLER LLP
One American Square
Suite 3100
Indianapolis, Indiana 46282-0200
(317) 236-2100

SETTLEMENT AGREEMENT
AND MUTUAL GENERAL RELEASES

WHEREAS, on or about April 14, 2003, plaintiffs Frankfort Tower Industries, Inc. (f/k/a Rohn Industries, Inc.), Frankfort Tower Construction, Inc. (f/k/a Rohn Construction, Inc.), Frankfort Tower Products, Inc. (f/k/a Rohn Products, Inc.), Rohn de Mexico, S.A. de C.V., Rohn Servicious, S.A. de C.V., Frankfort Tower, Inc. (f/k/a "Rohn, Inc."), and Frankfort Tower Installation Services, Inc. (f/k/a Rohn Installation Services, Inc.) (collectively, "Rohn") commenced an action (the "Action") against defendants Platinum Equity LLC and PFrank LLC (collectively, "Platinum") in the Superior Court of the State of Delaware in and for New Castle County (the "Delaware Superior Court"); and

WHEREAS, by Order dated July 26, 2004, the Superior Court amended the caption in the Action to reflect the change in plaintiffs' names in the bankruptcy case (*i.e.*, Rohn Industries, Inc. *et al.* to Frankfort Tower Industries, Inc. *et al.*); and

WHEREAS, on July 25, 2007, the Delaware Superior Court entered judgment in Rohn's favor in the amount of $14,655,000, plus prejudgment interest of $5,876,478, plus post-judgment interest accruing thereafter until paid (collectively, the "Judgment"); and

WHEREAS, on or around August 21, 2007, Platinum filed an appeal from the Judgment (the "Appeal") with the Supreme Court for the State of Delaware (the "Delaware Supreme Court"); and

WHEREAS, Rohn and Platinum now desire to settle all claims and allegations between them which were made or could have been made in the Action and/or the Appeal concerning the subject matters thereof without the cost and expense of further litigation, and without any admission of liability, upon and subject to the terms and conditions of this Settlement Agreement and Mutual General Releases (the "Agreement"); and

WHEREAS, this settlement will become effective only upon the approval of the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court"), as set forth in Paragraph 3 below;

NOW, THEREFORE, Rohn and Platinum hereby agree as follows:

1. Settlement Payment. Platinum shall pay, in the manner described in paragraph 2 below, the sum of $17,800,000 to settle the Action (the "Payment").

2. Escrow. The Payment shall be made, for the benefit of Frankfort Tower Industries, Inc., to the Duane Morris LLP Client Escrow Account, via wire transfer on or before October 24, 2007. Duane Morris LLP (the "Escrow Agent") will hold the Payment in escrow until the Bankruptcy Court approves the settlement, as further described in Paragraph 3 below. Rohn shall attempt to obtain such approval as expeditiously as possible.

3. Bankruptcy Court Approval. Notwithstanding any provision to the contrary in the Plan of Liquidation approved in Rohn's Chapter 11 proceedings pending in the Bankruptcy Court, Rohn and/or the Disbursing Agent appointed in the Bankruptcy Case shall file a motion (the "Motion") under Rule 9019 of the Federal Rules of Bankruptcy Procedure seeking an order from the Bankruptcy Court approving this Agreement and authorizing and directing Rohn and/or the Disbursing Agent to perform the terms of the settlement described herein. Upon approval by the Bankruptcy Court of this Agreement and the settlement described herein and the expiration of any appeal period therefrom, or should such an appeal be taken, then upon the dismissal of that appeal (collectively, "Final Approval"), the Escrow Agent shall release to the Disbursing Agent the Payment, plus any accrued interest, less the attorney's fees and expenses previously agreed by Rohn to be paid to its counsel, Duane Morris LLP (the "Authorized Counsel Fees and Expenses"). Upon Final Approval, Duane Morris LLP shall be immediately authorized to apply

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that portion of the Payment attributable to Authorized Counsel Fees and Expenses in full and final satisfaction of the Authorized Counsel Fees and Expenses. If this Agreement and the settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), then this Agreement, including the Mutual General Releases described in Paragraph 4 below, shall be null and void, all amounts held by the Escrow Agent, including accrued interest, shall be returned to Platinum, and the parties agree that no statutory interest shall be accrued on the Judgment from the date on which Payment was made until the date on which Payment was returned.

4. Mutual General Releases. Upon payment of the amount set forth in paragraph 1 above, but subject to Paragraph 3 above, the parties hereby release each other as follows:

(a) Rohn, on its own behalf and on behalf of its affiliates, successors and assigns, hereby releases Platinum and its affiliates and all of their respective agents, administrators, attorneys, directors, officers, members, managers, shareholders, employees, successors and assigns, from any and all claims, damages, actions and/or causes of action, known or unknown, from the beginning of the world until the date of the execution of this Agreement, including without limitation any claims that were or could have been asserted in the Action.

(b) Platinum, on its own behalf and on behalf of its affiliates, successors and assigns, hereby releases Rohn and its affiliates and all of their respective agents, administrators, attorneys, directors, officers, members, managers, shareholders, employees, successors and assigns, from any and all claims, damages, actions and/or causes of action, known or unknown, from the beginning of the world until the date of the execution of this Agreement, including without limitation any

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counterclaims that were or could have been asserted in the Action.

5. Dismissal. Upon approval by the Bankruptcy Court of this Agreement and the settlement described herein and the expiration of any appeal period therefrom or, should such an appeal be taken, then upon the dismissal of that appeal, the parties hereby agree to discontinue or cause to be discontinued the Action and the Appeal with respect to each other and consent to their respective attorneys signing and filing a stipulation discontinuing the Action and Appeal, with prejudice, and on the merits.

6. Cooperation. The parties agree to cooperate fully and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms of this Agreement, including without limitation the filing of an appropriate stipulation, for court approval, staying the Appeal pending Bankruptcy Court approval.

7. Effect Of Further Legal Proceedings In The Appeal. If, despite the parties' efforts to secure from the Delaware Supreme Court a stay of the Appeal pending Rohn's efforts to secure Bankruptcy Court approval as described in Paragraph 3 above, the Delaware Supreme Court nonetheless requires the parties to proceed with the Appeal, and a final determination of the appeal thereafter is announced by the Delaware Supreme Court, then:

(a) In the event that the Bankruptcy Court has not yet decided the Motion or any appeal of a decision on the Motion is still pending, or the time for filing any such appeal has not yet expired, neither Rohn nor Platinum shall take any action to effectuate the outcome of the Appeal – *i.e.*, and by way of example only, neither party shall seek to enter and/or collect upon a revised Judgment based on the outcome of the Appeal – and the Payment shall remain in the custody of the Escrow Agent until Final Approval is obtained or this Agreement and the

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settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), at which time the Payment shall be treated in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this paragraph, during the period before Final Approval is obtained or this Agreement and the settlement described herein are not approved by the Bankruptcy Court (or, as the case may be, by any appellate court to which the Bankruptcy Court order is appealed), either party may take such actions, and only such actions, as are required to preserve rights or remedies the party may have in the event Final Approval is not obtained and this Agreement becomes null and void in accordance with its terms.

(b) In the event that Final Approval thereafter is obtained, then the outcome of the Appeal, whether favorable to Rohn, favorable to Platinum, or otherwise, shall be null and void and of no further effect, as between the parties, and Platinum shall be obligated to make only the Payment described in Paragraph 1 above, and the parties' shall proceed in accordance with this Agreement by, without limitation, arranging for the signing and filing a stipulation discontinuing the Action and Appeal, with prejudice, and on the merits, in accordance with Paragraph 5 herein.

(c) In the event that Final Approval thereafter is <u>not</u> obtained and this Agreement becomes null and void in accordance with Paragraph 3 herein, the outcome of the Appeal, whether favorable to Rohn, favorable to Platinum, or otherwise, shall in all respects be binding on the parties.

8. <u>Parties to Bear Their Own Costs</u>. As between Rohn and Platinum, each shall bear

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its own attorney's fees and costs with respect to the Action and otherwise, including the preparation of this Agreement and other documents pertaining to the Action.

9. No Coercion. The parties represent and warrant to each other that they have completely read and fully understand each of the terms and provisions of this Agreement, and that they have executed this Agreement based on their own judgment and the advice of their own legal counsel, of their own free will, and without reliance upon any statement or representation of others not specifically set forth in writing in the Agreement.

10. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein between Rohn and Platinum. There are no restrictions, promises, representations, warranties, covenants or undertakings governing the subject matter of this Agreement other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between Rohn and Platinum hereto with respect to the subject matter hereof.

11. No Disparagement. Rohn and Platinum hereby agree that in commenting on this Agreement and its terms, neither party shall disparage the other, provided that nothing herein shall limit either party's ability to describe the Action, including but not limited to any finding made by any court therein, and/or to describe the Agreement and/or its terms.

12. Binding upon Assigns. This Agreement is binding upon and inures to the benefit of the officers, directors, members, managers, attorneys, consultants, advisors, successors, heirs, trustees, subrogees, successors, and assigns of each of the parties hereto.

13. Severability. If, after the date hereof, any provision in this Agreement is found to be illegal, invalid or unenforceable, under either present or future laws effected during the terms of this Agreement, such provision shall be fully severable.

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14. No Oral Modification. No modification or amendment to this Agreement shall be binding upon the parties hereto unless first agreed to in writing by the parties, and no waiver of any of the provisions of this Agreement shall be binding unless agreed to in writing by the party or parties against which such waiver is sought to be enforced.

15. No Presumptions. This Agreement shall be construed without regard to any presumptions against the party causing the same to be prepared

16. Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to the conflicts of laws principles thereof

17. Waiver of Rights under California Civil Code Section 1542. Each of the parties hereto, without conceding the applicability of Section 1542 of the Civil Code of California ("Section 1542") to this Agreement, expressly waives the protection of Section 1542 and expressly waives and releases any rights or benefits arising thereunder. Section 1542 states

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Each of the parties hereto acknowledges that it is aware that the parties may hereafter discover facts different from, or in addition to, those which they or their attorneys now know or believe to be true, and each of the parties agrees that the releases so given in Paragraph 4 herein shall be and remain in effect as full and complete releases of the respective claims, notwithstanding any such different or additional facts.

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18. Counterparts. This Agreement may be executed in one or more counterparts.

ACCEPTED AND AGREED BY:

FRANKFORT TOWER INDUSTRIES, INC.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER CONSTRUCTION, INC.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER PRODUCTS, INC.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

ROHN DE MEXICO, S.A. DE C.V.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

ROHN SERVICIOUS, S.A. DE C.V.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

FRANKFORT TOWER, INC.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

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FRANKFORT TOWER INSTALLATION SERVICES, INC.

Horace Ward Dated: 10/21/07
Bankruptcy Administrative Officer and Disbursing Agent

PLATINUM EQUITY, LLC

Eva M. Kalawski Dated: 10/19/07
Executive Vice President, General Counsel and Secretary

PERANK LLC

Eva M. Kalawski Dated: 10/19/07
Vice President and Secretary

DM1\1209284.1

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